UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               October 3, 2005
                               --------------
                                Date of Report


                               Kodiak Energy, Inc.
                             -----------------------
                      (Formerly Island Critical Care, Inc.)

       Deleware                   333-82434                   650967706
       --------                   ---------                   ---------
   (State or other          (Commission File No.)      (IRS Employer I.D. No.)
    Jurisdiction)

                            31 Walmer Road, Suite 6,
                         Toronto, Ontario M5R 2W7 Canada
                           --------------------------
                    (Address of Principal Executive Offices)

                                 (416) 928-3095
                                 --------------
              (Registrant's Telephone Number, including area code)





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Item 1.01  Entry into a Material Definitive Agreement

Kodiak Energy has signed a joint venture agreement effective September 17, 2005 with a Canadian Public Company. The joint venture is to fund and perform an exploration program for crude oil and/or natural gas at leases located in Montana.

The Participation agreement calls for Kodiak to spend $600,000 USD to pay for the costs of drilling up to four wells including seismic exploration. In return for paying 100% of the of the costs of the wells, Kodiak will earn 50% of the paying interest in any of the wells drilled in phase one of the program. On successful completion of the drilling in phase one of the project Kodiak will have the right to participate in the development of the balance of the Montana leases on a 50% earned basis. Kodiak will have to pay its proportionate costs associated with the development.



Item 2.01  Completion of Acquisition of Assets

On September 22, 2005, Kodiak purchased with its joint venture partner 2 sections of land in South Eastern Alberta. The land sale was conducted by the Government of the Province of Alberta.Kodiak will own 50% of the land and the partner will be the operator.


(c) Exhibits.

         None

                               SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Kodiak Energy, Inc



DATED: October 7, 2005                    /s/ Marc Juliar
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                                         Marc Juliar
                                         President, and Director